UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 26, 2005

Exact name of registrant as specified in its charter
Commission	and principal office address and	State of	I.R.S. Employer
File Number	telephone number	Incorporation	I.D. Number
1-16163	WGL Holdings, Inc. 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-2000	Virginia	52-2210912
0-49807	Washington Gas Light Company 101 Constitution Ave., N.W. Washington, D.C. 20080 (703) 750-4440	District of Columbia and Virginia	53-0162882

Former name or former address, if changed since last report: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS
On October 26, 2005, Washington Gas Light Company (Washington Gas or the Company), a wholly owned subsidiary of WGL Holdings, Inc., purchased a new weather insurance policy covering its exposure to warmer-than-normal weather in the District of Columbia. This new policy has a three-year term that expires on September 30, 2008. The Company’s former policy, which covered all three of its jurisdictions, expired on September 30, 2005.
The policy covers Washington Gas’ estimated net revenue exposure in the District of Columbia to variations in heating degree days (HDDs), subject to a maximum annual payment of $6.55 million (pre-tax) and cumulative maximum payments of $13.10 million (pre-tax) over the three-year policy period. Pre-tax income is provided in the amount of approximately $12,600 for each HDD warmer-than-normal during each fiscal year.
The policy’s pre-tax cost will be $2.15 million in fiscal year 2006, and $1.735 million in each of fiscal years 2007 and 2008. No portion of the cost or benefit of this policy is considered in the regulatory process.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

WGL Holdings, Inc. and Washington Gas Light Company (Registrants)

Date: November 3, 2005	/s/ Mark P. O’Flynn Mark P. O’Flynn Controller (Principal Accounting Officer)